                                   EXHIBIT 99
                                   ----------

AT THE COMPANY:
Daniel D. Viren                             Roy Youst
Senior Vice President-Finance               Director Corporate Communications
(614) 864-6400                              (614) 864-6400

FOR IMMEDIATE RELEASE
THURSDAY, OCTOBER 30, 2003

            R.G. BARRY CORPORATION REPORTS THIRD QUARTER IMPROVEMENT

PICKERINGTON, OHIO - OCTOBER 30, 2003 - R.G. BARRY CORPORATION (NYSE: RGB) today reported significantly improved operating results for the third quarter and nine months ended September 27, 2003.

Quarterly net sales from continuing operations rose to $40.0 million up from $38.6 million in the third quarter of 2002. The Company reported a net after-tax profit from continuing operations of $1.5 million, or $0.15 cents per diluted share, up from net after-tax earnings of $983,000, or $0.10 cents per diluted share, in the comparable period one year ago. Quarterly gross profit as a percent of sales increased to 40.6 percent from 40.2 percent in the third quarter of 2002.

Nine-month net sales from continuing operations increased to $79.4 million from $73.9 million in the equivalent period of 2002. The Company's nine-month net operating loss from continuing operations declined approximately 37 percent to $3.9 million, or $0.40 cents per share, from $6.2 million, or $0.64 cents per share, in the first nine months last year. Gross profit as a percent of sales for the nine months rose to 37.5 percent from 35.6 percent in the comparable period of 2002.

The nine-month net after-tax loss, including discontinued operations, was $5.2 million, or $0.53 cents per share, down from a net after-tax loss of $7.9 million, or $0.82 cents per share, in the comparable period one year ago.

"We are pleased by the performance of our continuing operations and believe that it reflects some of the initial benefit of our three-year strategic program to return R.G. Barry to profitability and growth. Our net sales, net earnings and gross profit as a percent of sales have again improved against the comparable prior periods," said Gordon Zacks, Chairman of the Board and Chief Executive Officer.

                                      MORE

FRB | Weber Shandwick Worldwide serves as financial relations counsel to this company, is acting on the company's behalf in issuing this bulletin and receiving compensation therefor. The information contained herein is furnished for information purposes only and is not to be construed as an offer to buy or sell securities.

"The early receipt of a significant amount of outsourced products into our distribution system increased third quarter shipping expense, inventory levels and short-term bank debt against last year's comparable periods. This inventory is part of planned fourth quarter sales and should ship by year-end. We expect to end 2003 with a more appropriate inventory level and with no short-term bank debt.

"Our comfort footwear business remains highly seasonal and centered around the Christmas holiday. Healthy retail sales over the next 8-to-10 weeks are critical to us for a successful year. The Dearfoams(R) family of brands will have power presentations in some of America's best retail traffic locations for the upcoming holidays, and our army of in-store merchandisers will make sure those presentations are well stocked during this important selling period. New products like our licensed NASCAR(R) slippers and slipper socks and the patent applied for Terrasoles(TM) indoor-outdoor leisure footwear brand are performing above our expectations at retail. General retail sales in August, September and October were better than plan for most of our key customers. If these trends continue into November and December, we foresee a healthy Christmas selling season and believe we are properly positioned to return to modest profitability in our continuing operations this year," he said.

R.G. Barry Corporation senior management will conduct a conference call for all interested parties at 10:00 a.m. EST Friday, October 31. Management will discuss the Company's performance, its plans for the future and will accept questions from invited participants. The conference call is available at (888) 349-9379 or
(706) 634-2347 until five minutes before starting time or via the Internet. To listen via the Internet, go to www.rgbarry.com at least 15 minutes prior to the scheduled start time to register, download, and install any necessary audio software.

Replays of the call will be available shortly after its completion. The audio replay can be accessed through November 7, 2003, by calling (800) 642-1687 or
(706) 645-9291 and using access code 3623134; or for 30 days by visiting the Company's Web site at www.rgbarry.com. A written transcript of the call will be available for 12 months at the Company's Web site under the "Investors/News Release" section.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: The statements in this release, other than statements of historical fact, are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon our current plans and strategies, and reflect our current assessment of the risks and uncertainties related to our business. In addition to the risks and uncertainties noted in this news release, there are factors that could cause results to differ materially from those anticipated by some of our forward-looking statements. These factors include product demand and market acceptance; the economic and business environment and the impact of governmental regulations, both in the United States and abroad; the effects of direct sourcing by customers of competitive products from alternative suppliers; the loss of significant customers in connection with mergers, acquisitions, bankruptcies or other circumstances; economic, regulatory and cultural difficulties or delays in our business outside the United States; our ability to improve processes and business practices to keep pace with the economic, competitive and technological environments; the availability and costs of financing; capacity, efficiency and supply constraints; weather; the effects of terrorist acts; acts of war; and other risks detailed in the our press releases, shareholder communications and Securities and Exchange Commission filings.

                              --tables to follow--

                                      -1-
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                    R. G. BARRY CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
              (in thousands of dollars, except for per share data)

                                              13 weeks ended                        39 weeks ended
                                              --------------                        --------------
                                           Sept. 27,    Sept. 28,     % Incr.     Sept. 27,    Sept. 28,      %Incr.
                                                2003         2002     (Decr.)          2003         2002     (Decr.)
                                                ----         ----     -------          ----         ----     -------
Net sales                                   $ 40,001     $ 38,619        3.6%     $ 79,395      $ 73,866        7.5%
Cost of sales                                 23,767       23,097        2.9%       49,623        47,564        4.3%
                                              ------       ------                   ------        ------
  Gross profit                                16,234       15,522        4.6%       29,772        26,302       13.2%
    Gross profit percent                       40.6%        40.2%                    37.5%         35.6%
Selling, general & admin. exp.                13,410       13,145        2.0%       34,985        35,190      (0.6%)
Restructuring charges                              -          545                      200         1,272
                                              ------       ------                  -------       -------
    Operating profit (loss)                    2,824        1,832       54.1%      ( 5,413)      (10,160)      46.7%
Other income                                       -          200                       53           600
Interest expense, net                        (   450)     (   451)                 (   921)      (   900)       2.3%
                                             --------     --------                 --------      --------
Income (loss) - continuing ops.,
  before income tax benefit                    2,374        1,581       50.2%      ( 6,281)      (10,460)      40.0%
Income (tax) benefit                          (  914)      (  592)      54.4%        2,427         4,359       44.3%
Minority interest, net of tax                   (  4)        (  6)                   (  39)        (  49)
                                             --------     --------                ---------     ---------
Income (loss) - continuing ops.                1,456          983       48.1%      ( 3,893)      ( 6,150)      36.7%
Income (loss) from discontinuing
  operations, net of tax                           3       (  781)                 ( 1,305)      ( 1,723)
                                            --------      --------                ---------     ---------
   Net earnings (loss)                       $ 1,459        $ 202      622.3%     ($ 5,198)     ($ 7,873)      34.0%
                                             =======        =====                 =========     =========

Earnings (loss) per common share -
Basic and diluted                             $ 0.15       $ 0.03      400.0%      ($ 0.53)      ($ 0.82)      35.4%
                                              ======       ======                  ========      ========

Average shares outstanding                     9,828        9,635                    9,818         9,553
                                               =====        =====                    =====         =====


                           CONSOLIDATED BALANCE SHEETS
                            (in thousands of dollars)

                                                                 Sept. 27,         Sept. 28,         Dec. 28,
                                                                      2003              2002             2002
                                                                      ----              ----             ----
ASSETS
Cash and equivalents                                               $ 3,106           $ 3,992          $ 6,881
Accounts receivable, net                                            31,768            34,864           11,125
Inventories                                                         50,504            44,864           32,894
Deferred and recoverable income taxes                                6,143             6,986            8,569
Prepaid and other current assets                                     2,215             2,939            1,599
                                                                     -----             -----            -----
   Total current assets                                             93,736            93,645           61,068

Net property, plant and equipment                                    9,784            11,746           10,910

Goodwill, net                                                        2,692             2,223            2,374
Deferred income taxes and other assets                              12,292             9,760           13,286
                                                                    ------             -----           ------
   Total assets                                                  $ 118,504         $ 117,374         $ 87,638
                                                                 =========         =========         ========


                                      MORE

FRB | Weber Shandwick Worldwide serves as financial relations counsel to this company, is acting on the company's behalf in issuing this bulletin and receiving compensation therefor. The information contained herein is furnished for information purposes only and is not to be construed as an offer to buy or sell securities.


LIABILITIES & SHAREHOLDERS' EQUITY
Short-term notes payable                                            36,000            32,000                -
Accounts payable                                                    14,827             9,157           10,474
Other current liabilities                                            7,389             6,713            9,667
Long-term debt                                                       2,877             6,351            5,760
Accrued retirement costs and other                                  14,409             8,927           14,188
Minority Interest                                                      400               385              361
Shareholders' equity, net                                           42,602            53,841           47,188
                                                                    ------            ------           ------
   Total liabilities & shareholders' equity                      $ 118,504         $ 117,374         $ 87,368
                                                                 =========         =========         ========



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